PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-96069



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

    This prospectus supplement supplements information contained in the prospectus dated October 25, 2004, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

    The share amounts specified in the table in the "Highlights of Internet Infrastructure HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                  Share            Trading
           Name of Company                                          Ticker       Amounts           Market
           ---------------                                          ------       -------           ------
           Akamai Technologies Inc.                                  AKAM           3              NASDAQ
           BEA Systems, Inc.                                         BEAS          10              NASDAQ
           BroadVision, Inc.                                         BVSN           1              NASDAQ
           E.piphany, Inc.                                           EPNY          1.5             NASDAQ
           InfoSpace, Inc.                                           INSP          0.8             NASDAQ
           InterNAP Network Services Corporation                      IIP           5               AMEX
           Kana Software, Inc.                                       KANA          0.2             NASDAQ
           NaviSite, Inc.                                            NAVI        0.1333            NASDAQ
           Openwave Systems Inc.                                     OPWV       1.073667           NASDAQ
           Portal Software, Inc.                                     PRSF          1.2             NASDAQ
           RealNetworks, Inc.                                        RNWK           6              NASDAQ
           VeriSign, Inc.                                            VRSN         6.15             NASDAQ
           Vignette Corporation                                      VIGN           6              NASDAQ
           Vitria Technology, Inc.                                   VITR           1              NASDAQ


    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.